Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

I, Dale Curtis Hogue, Jr., certify that:

1)
I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Alaunos Therapeutics, Inc.; and
2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2026

/s/ Holger Weis
Holger Weis
Interim Chief Executive Officer and Director
Principal Executive Officer and
Principal Financial Officer